Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
ConAgra Foods, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-42420, 333-87937, and 333-101851 on Form S-3 and Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061 and 33-37293 on Form S-8 of ConAgra Foods, Inc. and subsidiaries (the Company) of our reports dated July 28, 2006, with respect to the consolidated balance sheet of the Company as of May 28, 2006, the related consolidated statements of earnings, comprehensive income, common stockholders equity and cash flows for the year ended May 28, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of May 28, 2006, and the effectiveness of internal control over financial reporting as of May 28, 2006 which reports appear in this May 28, 2006 Form 10-K of the Company.

/s/ KPMG LLP

Omaha, Nebraska
July 28, 2006

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